Exhibit 99.1

Century Aluminum Company provides stock repurchase program update

Monterey, CA, October 3, 2011 - Century Aluminum Company (NASDAQ: CENX) provided an update today on the status of its previously announced $60 million stock repurchase program.   From August 11, 2011 through September 30, 2011, Century repurchased approximately 3.625 million shares of its common stock at an aggregate purchase price of approximately $38.7 million.

Century had approximately $21.3 million remaining under its repurchase program authorization as of October 1, 2011 and will continue to consider share repurchases under the program based on  management’s evaluation of market conditions, the trading price of the stock and other factors.  The repurchase program may be suspended or discontinued at any time.

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Monterey, California.

Contacts:
Mike Dildine (media)	831-642-9364
Shelly Harrison (investors)	831-642-9357

Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, NBI hf.
Steingrimur Helgason, Director -- Corporate Finance, NBI hf.

Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements, including, without limitation, changes in the trading price of Century Common Stock; declines in aluminum prices or increases in our operating costs; and deterioration of global financial and economic conditions.  Forward-looking statements in this press release include statements regarding future repurchases of Century Common Stock.  More information about the risks, uncertainties and assumptions affecting Century can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.